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Exhibit 10.6

EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of October 1, 2002, by and between MAXIM PHARMACEUTICALS, INC., (the "Company") and PAM G. GLEASON ("Executive"). The Company and Executive are hereinafter collectively referred to as the "Parties," and individually referred to as a "Party."

RECITALS

        A.    The Company desires assurance of the association and services of Executive in order to retain Executive's experience, skills, abilities, background and knowledge, and is willing to engage Executive's services on the terms and conditions set forth in this Agreement.

        B.    Executive desires to continue in the employ of the Company, and is willing to accept such employment on the terms and conditions set forth in this Agreement.

AGREEMENT

        In consideration of the foregoing recitals and the mutual promises and covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

1.
EMPLOYMENT

        1.1    Term. The Company hereby employs Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement, effective as of the date first set forth above ("Effective Date"). This Agreement shall continue in effect until terminated pursuant to Section 4 below.

        1.2    Position. Executive shall be the Vice-President Human Resources and shall serve in such other capacity or capacities as the Company's Chief Executive Officer ("CEO") may from time to time prescribe.

        1.3    Duties. Executive shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and which are normally associated with the position of Vice President Human Resources consistent with the Bylaws of the Company and as required or directed by the CEO.

        1.4    Policies and Practices. The employment relationship between the Parties shall be governed by the policies and practices established by the Company and the Board. The Executive acknowledges that she has read the Company's Employee Handbook, which governs the terms and conditions of her employment with the Company, along with this Agreement. In the event that the terms of this Agreement differ from or are in conflict with the Company's policies or practices or the Company's Employee Handbook, this Agreement shall control.

        1.5    Location. Unless the Parties otherwise agree in writing, during the term of this Agreement, Executive shall perform the services she is required to perform pursuant to this Agreement at the Company's offices, located at 8899 University Lane, Suite 400, San Diego, CA 92122 or at any other place at which the Company maintains an office; provided, however, that the Company may from time to time require Executive to travel temporarily to other locations in connection with the Company's business.

2.
LOYAL AND CONSCIENTIOUS PERFORMANCE; NONCOMPETITION

        2.1    Loyalty. During Executive's employment by the Company, Executive shall devote her full business energies, interest, abilities and productive time to the proper and efficient performance of her duties under this Agreement.

        2.2    Covenant Not to Compete. During the term of this Agreement, Executive shall not engage in competition with the Company, either directly or indirectly, in any manner or capacity, as adviser, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any phase of the business of developing, manufacturing and marketing of products which are in the same field of use or which otherwise compete with the products or proposed products of the Company.

        2.3    Agreement not to Participate in Company's Competitors. During Executive's employment with the Company and any period in which Executive is receiving compensation from the Company, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by Executive to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise or in any company, person or entity that is, directly or indirectly, in competition with the business of the Company or any of its Affiliates. Ownership by the Executive, as a passive investment, of less than one percent (1%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded on the Nasdaq Stock Market or in the over-the-counter market shall not constitute a breach of this paragraph.

3.
COMPENSATION AND BENEFITS

        3.1    Base Salary. While employed by the Company, as compensation for proper and satisfactory performance of all duties to be performed hereunder, the Company shall pay Executive an annual base salary of one hundred seventy thousand dollars ($170,000) per year ("Base Salary"), payable in regular periodic payments in accordance with Company policy. Such salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year.

        3.2    Discretionary Bonus. In addition to Executive's base salary, Executive will be eligible to receive an annual discretionary bonus of up to twenty percent (20%) of Executive's then current base salary. The bonus amount Executive may receive, if any, shall be discretionary and based upon Executive's performance during the previous year as evaluated by the CEO and the Board in their sole and absolute discretion.

        3.3    Employment Taxes and Withholdings. All of Executive's compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

        3.4    Vacation. Executive shall be entitled to vacation and illness days consistent with the Company's standard practice for its employees generally.

        3.5    Employee Benefits. Executive shall, at the discretion of the Board, be entitled to participate in the benefits for which she is eligible under the terms and conditions of the standard Company benefits which may be in effect from time to time and provided by the Company.

        3.6    Expense Reimbursement. Executive shall be entitled to receive prompt reimbursement of all reasonable business and travel expenses incurred by Executive in connection with the business of the Company. Such expenses must be properly accounted for under the policies and procedures established by the Company.

4.
TERMINATION

        4.1    Termination by the Company for Cause. The Company may terminate Executive's employment under this Agreement "for Cause" by delivery of written notice to Executive specifying the cause or causes relied upon for such termination. If Executive's employment under this Agreement is terminated by the Company for Cause under this section, Executive shall be entitled to receive only accrued Base Salary and other accrued benefits required by law, prorated to the date of termination. Executive will not be entitled to severance pay, pay in lieu of notice or any other such compensation. Grounds for the Company to terminate this Agreement "for cause" shall be limited to the occurrence of any of the following events:

          (a)  If Executive is in material breach of any provision of this Agreement;

          (b)  Executive's engaging or in any manner participating in any activity which is competitive with or intentionally injurious to the Company or which violates any provision of Sections 2 or 5 of this Agreement;

          (c)  Executive's commission of any fraud against the Company or use or appropriation for her personal use or benefit of any funds or properties of the Company not authorized by the Board to be so used or appropriated;

          (d)  Executive's conviction of any crime involving dishonesty or moral turpitude;

          (e)  Conduct by Executive which in good faith and reasonable determination of the Board demonstrates gross unfitness to serve.

        Any notice of termination given pursuant to this Section 4.1 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed delivered as provided in Section 7 below.

        4.2    Termination by the Company Without Cause. The Company may terminate the Executive's employment at any time without Cause upon delivery of written notice to the Executive. Any notice of termination given pursuant to this Section 4.2 shall effect termination as of the date specified in such notice or, in the event no such date is specified, on the last day of the month in which such notice is delivered or deemed deliverable as provided in Section 7 below. If such termination shall occur under this Section 4.2, then Executive shall be entitled to continuation of Base Salary and health benefits under COBRA for a period of six (6) months from said date of termination with such Base Salary continuation to be at the rate set forth in Section 3.1 or, as the case may be, at the rate of Executive's then current Base Salary in effect as of the date of termination.

        4.3    Termination by Mutual Agreement. The parties may mutually agree at any time to terminate this Agreement upon such terms and conditions as may be agreed upon in writing.

        4.4    Termination Upon Death or Disability. This Agreement shall terminate without notice upon the date of Executive's death or the date when Executive becomes "completely disabled" (as defined below). In the event of termination due to death or complete disability, Executive or her estate or personal representative, as the case may be, shall be entitled to receive Executive's Base Salary for a period of one month following the date of death or the date when Executive becomes completely disabled. For purposes of this Agreement, the term "completely disabled" as used in this Agreement shall mean the inability of Executive to perform the essential functions of her position under this Agreement by reason of any incapacity, physical or mental, which the Board of the Company, based upon medical advice or an opinion provided by a licensed physician acceptable to the Board of the Company and approved by the Executive, which approval shall not be unreasonably withheld, determines to have incapacitated Executive from satisfactorily performing any or all essential functions of her position for the Company during the foreseeable future. Based upon such medical advice or opinion, the determination of the Board of the Company shall be final and binding and the date such determination is made shall be the date of such complete disability for purposes of this Agreement.

        4.5    Termination by Executive. Notwithstanding any provision to the contrary herein, unless otherwise provided herein or unless otherwise provided by law, Executive may at any time terminate her employment with the Company hereunder. In such event, the Company shall not be liable to Executive for the payment of any amount other than accrued Base Salary and other accrued benefits required by law, prorated to the date of termination. Executive will not be entitled to severance pay, pay in lieu of notice or any other such compensation.

5.
CONFIDENTIAL INFORMATION; NONSOLICITATION

        5.1    Confidential Information. As a condition of this Agreement, Executive acknowledges and agrees that she shall continue to be bound by the Company's "Proprietary Information and Inventions Agreement," attached hereto as Exhibit A.

        5.2    Nonsolicitation. While employed by the Company and for one (1) year thereafter, the Executive agrees that in order to protect the Company's confidential and proprietary information from unauthorized use, that Executive will not, either directly or through others, solicit or attempt to solicit any employee, consultant or independent contractor of the Company to terminate her or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business entity; or the business of any customer, vendor or distributor of the Company which, at the time of termination or one (1) year immediately prior thereto, was listed on Company's customer, vendor or distributor list.

6.
ASSIGNMENT AND BINDING EFFECT

        6.1    This Agreement shall be binding upon and inure to the benefit of Executive and Executive's heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of Executive's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

7.
NOTICES

        7.1    All notices or demands of any kind required or permitted to be given by the Company or Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:
Larry Stambaugh Maxim Pharmaceuticals, Inc. 8899 University Center Lane, Suite 400 San Diego, CA 92122
If to Executive:
Pam G. Gleason Maxim Pharmaceuticals, Inc. 8899 University Center Lane, Suite 400 San Diego, CA 92122

Any such written notice shall be deemed received when personally delivered or three (3) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this section.

8.
CHOICE OF LAW.

        8.1    This Agreement is made in San Diego, California. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

9.
INTEGRATION

        9.1    Except as otherwise provided herein, this Agreement contains the complete, final and exclusive agreement of the Parties relating to the subject matter of this Agreement, and supersedes all prior oral and written employment agreements or arrangements between the Parties.

10.
AMENDMENT

        10.1    This Agreement cannot be amended or modified except by a written agreement signed by Executive and the CEO or Board of Directors of the Company.

11.
WAIVER.

        11.1    No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the wavier in claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

12.
SEVERABILITY

        12.1    The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

13.
INTERPRETATION; CONSTRUCTION

        13.1    The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has been encouraged, and has consulted with, her own independent counsel and tax advisors with respect to the terms of this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

14.
REPRESENTATIONS AND WARRANTIES.

        14.1    Executive represents and warrants that she is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that her execution and performance of this Agreement will not violate or breach any other agreements between Executive and any other person or entity.

15.
COUNTERPARTS.

        15.1    This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall contribute one and the same instrument.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

The Company:
MAXIM PHARMACEUTICALS, INC.
By:	/s/ LARRY G. STAMBAUGH Larry G. Stambaugh Chairman of the Board, President and Chief Executive Officer
Date:	12/04/02
EXECUTIVE:
/s/ PAM G. GLEASON Pam G. Gleason
Date:	12/04/02

EXHIBIT A
COPY OF EXECUTED PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

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  Exhibit 10.6
EMPLOYMENT AGREEMENT
EXHIBIT A COPY OF EXECUTED PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT